UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2021

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTC Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operation

Item 1.01 - Entry into a Material Definitive Agreement.

On October 12, 2021, Cyberloq Technologies, Inc. (the “Company”) entered into a Collaboration and Consulting Agreement with Pannovate Limited (“Pannovate”), a private limited company in the United Kingdom. Pursuant to the agreement, Pannovate will collaborate and consult with the Company to develop a “sandbox” – i.e., a development environment in order to integrate the Company’s CyberloQ technology with Pannovate’s existing omni-channel digital solutions for fintech, banks and businesses.

As compensation under the agreement, the Company will issue 50,000 shares of its common stock to Pannovate. Finally, the agreement contemplates that as the project moves forward a more detailed and comprehensive agreement will be entered into between the parties.

Item 3.02 - Unregistered Sales of Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: October 12, 2021